www.TractorSupply.com

TRACTOR SUPPLY COMPANY PROVIDES BUSINESS UPDATE
AHEAD OF PARTICIPATION IN GOLDMAN SACHS GLOBAL RETAILING CONFERENCE

Brentwood, TN, September 7, 2016 - Tractor Supply Company (NASDAQ: TSCO), the largest rural lifestyle retail store chain in the United States, today provided a business update for the third quarter-to-date and announced its participation in the Goldman Sachs 23rd Annual Global Retailing Conference on September 8, 2016.

Net sales for the third quarter are expected to increase approximately 4.2% to 5.0% to $1.54 billion to $1.55 billion from $1.48 billion in the third quarter of 2015, with comparable store sales ranging from flat to a decrease of (1.0)% versus an increase of 2.9% in last year's third quarter. Comparable store transaction counts in the third quarter are expected to be slightly positive to flat in comparison to the prior year third quarter.

While there are a number of economic headwinds impacting consumer spending throughout many of the Company’s markets, the energy producing and agricultural markets are the most impacted. Based on the Company’s analysis of quarter-to-date results and trends, management currently believes the weaker than expected sales results have been heavily influenced by three main factors.

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Energy producing regions are experiencing a decline in comparable store sales and transaction count. The prolonged decrease in oil, gas and coal production appears to be having a broader impact in these regions and influencing consumer behavior in many of the communities that the Company serves.

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Sales and transaction count are being negatively impacted in those communities that are more dependent on the agricultural industry. While the Company’s sales are not directly dependent on the production farming industry, the third consecutive year of declining farm income appears to be having a broader effect in many of its rural farming communities.

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The Company is experiencing lower demand for pre-season heating related products such as wood stoves and heating fuel. This has primarily impacted sales trends in the Northeast and could be an early indication of a challenging heating and cold weather products season ahead.

The strongest regional performance quarter-to-date has been in the Southeast and West regions where there is less exposure to the energy and agriculture markets. The Company continues to experience strong demand for many of our basic items, which is supported by chain-wide quarter-to-date mid-single digit comparable store sales in the Livestock and Pet category.

Given the lower sales, the Company expects net income per diluted share for the third quarter to be in the range of $0.65 to $0.67.

Greg Sandfort, Chief Executive Officer, stated, “While the retail environment has become more challenging over the past several months, the most pronounced decreases in our traffic and sales are in energy and agricultural communities. With our customers generally being fiscally conservative, we believe many of them have responded to the economic uncertainty by reducing their purchasing patterns in some of our key geographic regions.”

Mr. Sandfort continued, “The continued strength in sales in the Southeast and West regions and in everyday basic categories such as Livestock and Pet indicate to us that the weaker than expected sales in the third quarter are more related to the challenging economic headwinds rather than our overall merchandise assortment. In this current environment, our teams are focused on sales and traffic driving initiatives in our stores. Over the short term, we are allocating inventory based on sales trends and enhancing our marketing programs, while critically analyzing and managing expenses. From a longer-term perspective, our strategies are focused on driving sustained, profitable growth, meeting our customer needs while increasing value for our shareholders.”
Based upon the third quarter sales and pre-season heating trends and the economic environment discussed above, the Company is lowering its guidance for the results of operations expected for fiscal 2016:

	Updated	Previous
Net Sales	$6.70 billion - $6.75 billion	$6.8 billion - $6.9 billion
Comparable Store Sales	1.0% - 1.7%	2.5% - 3.5%
Net Income	$432 million - $438 million	$451 million - $456 million
Earnings per Diluted Share	$3.22 - $3.26	$3.35 - $3.40

All figures in this release are preliminary and remain subject to the completion of normal quarter-end accounting procedures and adjustments, which could result in changes to these preliminary results. Tractor Supply will provide additional information regarding its quarterly results when it reports its third fiscal quarter results on October 19, 2016.

Tractor Supply Company to Participate in the Goldman Sachs 23rd Annual Global Retailing Conference
As announced last week, Tractor Supply Company will participate in the Goldman Sachs 23rd Annual Global Retailing Conference on Thursday, September 8, 2016. Steve Barbarick, President and Chief Merchandising Officer, and Anthony Crudele, Executive Vice President and Chief Financial Officer, will engage in a 40-minute fireside chat, starting at 8:05 a.m. Eastern Time on September 8, 2016. A webcast of the fireside chat will be available on the Company’s website at IR.TractorSupply.com, and an archive of the webcast will be accessible for 30 days.

About Tractor Supply Company
At June 25, 2016, Tractor Supply Company operated 1,542 stores in 49 states. The Company’s stores are focused on supplying the lifestyle needs of recreational farmers and ranchers and others who enjoy the rural lifestyle, as well as tradesmen and small businesses. Stores are located primarily in towns outlying major metropolitan markets and in rural communities. The Company offers the following comprehensive selection of merchandise: (1) equine, livestock, pet and small animal products, including items necessary for their health, care, growth and containment; (2) hardware, truck, towing and tool products; (3) seasonal products, including heating, lawn and garden items, power equipment, gifts and toys; (4) work/recreational clothing and footwear; and (5) maintenance products for agricultural and rural use.

Forward Looking Statements
As with any business, all phases of the Company’s operations are subject to influences outside its control. This information contains certain forward-looking statements, including expected buying demands, patterns and trends, statements regarding sales and earnings growth, estimated results of operations, capital expenditures, marketing, merchandising and strategic initiatives and new store and distribution center openings and expenses in future periods. These forward-looking statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to the finalization of the Company’s quarterly financial and accounting procedures, and may be affected by certain risks and uncertainties, any one, or a combination, of which could materially affect the results of the Company’s operations. These factors include, without limitation, national, regional and local economic conditions affecting consumer spending, the timing and acceptance of new products in the stores, the timing and mix of goods sold,  purchase price volatility (including inflationary and deflationary pressures), the ability to increase sales at existing stores, the ability to manage growth and identify suitable locations, failure of an acquisition to produce anticipated results, the ability to successfully manage expenses and execute our key gross margin enhancing initiatives, the availability of favorable credit sources, capital market conditions in general, the ability to open new stores in the manner and number currently contemplated, the impact of new stores on our business, competition, weather conditions, the seasonal nature of our business, effective merchandising initiatives and marketing emphasis, the ability to retain vendors, reliance on foreign suppliers, the ability to attract, train and retain qualified employees, product liability and other claims, changes in federal, state or local regulations, potential judgments, fines, legal fees and other costs, breach of information systems or theft of employee or customer data, ongoing and potential future legal or regulatory proceedings, management of our information systems, failure to develop and implement new technologies, the failure of customer-facing technology systems, business disruption including from the implementation of supply chain technologies, effective tax rate changes and results of examination by taxing authorities, the ability to maintain an effective system of internal control over financial reporting, and changes in accounting standards, assumptions and estimates. Forward-looking statements made by or on behalf of the Company are based on knowledge of its business and the environment in which it operates, but because of the factors listed above, actual results could differ materially from those reflected by any forward-looking statements. Consequently, all of the forward-looking statements made are qualified by these cautionary statements and those contained in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. There can be no assurance that the results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business and operations. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.